UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒   Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Preferred and Income Term Fund

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nuveen Preferred and Income Term Fund (JPI)

!

We understand that the proxy process can be frustrating, and that you have received multiple communications from us. In order to conduct business at the annual meeting, a certain number of votes must be received from shareholders to achieve a quorum. To meet this requirement, we have adjourned the meeting to allow shareholders more time to vote. The Annual Meeting will reconvene on May 10, 2024, at 2:00 p.m. Central Time in a virtual meeting format only to be conducted online via live webcast.

A VOTE FOR THE TERM PROPOSAL EMPOWERS YOU TO:	A VOTE AGAINST THE TERM PROPOSAL MEANS:

Continue your investment with a management fee discount for the first year; - OR -	Every position will be automatically liquidated, and the Fund terminates for all shareholders.
Tender some or all of your shares at 100% of NAV.

Vote Online	Vote by Phone	Vote by Mail

Using the website provided on your WHITE proxy card and following the simple instructions	By calling the toll-free number on your WHITE proxy card and following the simple instructions	By completing and returning your WHITE proxy card in the postage page envelope provided

If you have any questions about the proposals to be voted upon, please feel free to contact Computershare Fund Services toll free at 1 (888) 815-5825.